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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
MOVIE GALLERY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MOVIE GALLERY, INC.
900 West Main Street
Dothan, Alabama 36301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, June 9, 2005

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Movie Gallery, Inc. (the "Company") will be held at the Ritz-Carlton, Buckhead, 3434 Peachtree Road, NE, Atlanta, Georgia 30326 on Thursday, June 9, 2005, at 10:00 a.m. (Eastern Time) for the following purposes:

  (1)
  To elect members of the Board of Directors to serve until the next Annual Meeting of Stockholders;

  (2)
  To approve an amendment to our 2003 Stock Plan to reserve an additional 3,500,000 shares under the plan;

  (3)
  To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending January 1, 2006; and

  (4)
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        These items are more fully described in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on April 18, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only stockholders at the close of business on the record date are entitled to vote at the meeting.

        Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. Your Proxy may be revoked at any time prior to its exercise at the meeting.

By Order of the Board of Directors

S. Page Todd Executive Vice President, Secretary, General Counsel and Chief Compliance Officer

Dothan, Alabama
May 9, 2005

MOVIE GALLERY, INC.
900 West Main Street
Dothan, Alabama 36301

ANNUAL MEETING OF STOCKHOLDERS
June 9, 2005

PROXY STATEMENT

INTRODUCTION

        This Proxy Statement is furnished to the stockholders of Movie Gallery, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of Stockholders of the Company to be held on June 9, 2005, at 10:00 a.m. (Eastern Time) and at any and all adjournments thereof (the "Annual Meeting").

        A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted "FOR" (i) the election of management's nominees for the Board of Directors; (ii) the approval of an amendment to our 2003 Stock Plan to reserve an additional 3,500,000 shares under the plan; and (iii) the ratification of the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending January 1, 2006. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

        Any proxy given may be revoked at any time prior to its exercise by filing with S. Page Todd, Secretary of the Company, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if such stockholder so desires.

        It is contemplated that the solicitation of proxies will be made primarily by mail. Should it, however, appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, or in person, to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. In following up the original solicitation of proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares eligible to vote at the Annual Meeting and will reimburse them for their expenses in so doing. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about May 9, 2005.

VOTING SECURITIES

        Only holders of record of the Company's voting securities at the close of business on April 18, 2005 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding 31,522,564 shares of the Company's Common Stock ("Common Stock"), the holders of which are entitled to vote at the Annual Meeting. Each share of Common Stock that was issued and outstanding as of the Record Date is entitled to one vote at the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting.

        Abstentions may be specified as to all proposals to be brought before the Annual Meeting, other than the election of directors.

        Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that each properly executed unrevoked proxy will be voted for the five management nominees for the Board of Directors in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of such nominees will result in the respective nominees receiving fewer votes.

        Approval of each of the matters to be brought before the Annual Meeting (except for the election of directors) will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. If you return a signed and dated proxy card but fail to indicate how the shares are to be voted, those shares represented by your proxy card will be voted for approval of all of the proposals identified on the proxy card (except for the election of directors). A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Annual Meeting. A properly executed proxy marked "ABSTAIN" will not be voted; however, it will be counted to determine whether there is a quorum present at the Annual Meeting. A proxy marked "ABSTAIN" will have the same effect as a vote against all proposals to be voted upon at the Annual Meeting (except for the election of directors). Broker non-votes (i.e., shares held by brokers which are represented at a meeting but with respect to which the broker is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the Annual Meeting. Broker non-votes will have no effect on the outcome of the proposals.

PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 18, 2005, by each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company's Common Stock and as to the number of shares beneficially owned by (i) each director of the Company, (ii) the Chief Executive Officer and each of the four other executive officers of the Company named in the Summary Compensation Table under the heading "Compensation of Directors and Executive Officers", and (iii) all directors and executive officers as a group. The Company believes that, unless otherwise noted, the persons listed below have sole investment and voting power with respect to the Common Stock they own.

Name and Address (1)	Number of Shares Of Common Stock Beneficially Owned (2)		Percentage Of Outstanding
Joe T. Malugen (3)	4,644,356	(4)	14.73%
H. Harrison Parrish	1,395,047	(5)	4.43%
Jeffrey S. Stubbs	38,937	(6)	*
S. Page Todd	208,040	(7)	*
Mark S. Loyd	26,949	(8)	*
Keith Cousins	25,090	(9)	*
William B. Snow	76,250	(10)	*
John J. Jump	20,000	(11)	*
James C. Lockwood	20,000	(12)	*
Barclays Global Investors, NA, Barclays Global Fund Advisors and Barclays Bank PLC 45 Freemont Street San Francisco, CA 94105	3,200,865	(13)	10.15%
Putnam, LLC d/b/a Putnam Investments One Post Office Square Boston, MA 02109	1,581,675	(14)	5.02%
SAB Capital Entities 712 Fifth Avenue, 42nd Floor New York, NY 10019	3,229,300	(15)	10.24%
Artisan Partners Limited Partnership 875 East Wisconsin Avenue Milwaukee, WI 53202	3,386,600	(16)	10.74%
All executive officers and directors as a group (12 persons)	6,478,873	(17)	20.31%

*
Less than 1%.

(1)
Unless otherwise noted, the address for all persons listed is c/o the Company at 900 West Main Street, Dothan, Alabama 36301.

(2)
Pursuant to the regulations of the Securities and Exchange Commission (the "SEC"), shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares, whether or not such person has any pecuniary interest in such shares, or the right to acquire the power to vote or dispose of such shares within 60 days from April 18, 2005, including any right to acquire shares through the exercise of any option, warrant or other right.

(3)
Mr. Malugen is the Chairman of the Board, President and Chief Executive Officer of the Company.

(4)
Includes 1,000,000 shares that Mr. Malugen has contractually agreed to sell pursuant to a variable forward sale contract and that are pledged as collateral under that agreement. Excludes 25,000 shares of unvested restricted stock awarded on March 25, 2005, which shares have not been issued as of April 18, 2005.

(5)
Excludes 11,668 shares of unvested restricted stock awarded on March 25, 2005, which shares have not been issued as of April 18, 2005.

(6)
Includes 37,250 shares that are not outstanding, but are subject to currently exercisable stock options (including options that become exercisable within 60 days of April 18, 2005). Excludes 22,500 shares that are subject to options that are not exercisable within 60 days of April 18, 2005, and 10,000 shares of unvested restricted stock awarded on March 25, 2005, which shares have not been issued as of April 18, 2005.

(7)
Includes 1,215 shares held as custodian for Mr. Todd's daughter, and 176,000 shares that are not outstanding but are subject to currently exercisable stock options (including options that become exercisable within 60 days of April 18, 2005). Excludes 18,750 shares that are subject to options that are not exercisable within 60 days of April 18, 2005, and 10,000 shares of unvested restricted stock awarded on March 25, 2005, which shares have not been issued as of April 18, 2005.

(8)
Includes 25,000 shares that are not outstanding but are subject to currently exercisable stock options (including options that become exercisable within 60 days of April 18, 2005). Excludes 17,500 shares that are subject to options that are not exercisable within 60 days of April 18, 2005, and 10,000 shares of unvested restricted stock awarded on March 25, 2005, which shares have not been issued as of April 18, 2005.

(9)
Includes 24,063 shares that are not outstanding but are subject to currently exercisable stock options (including options that become exercisable within 60 days of April 18, 2005). Excludes 10,000 shares that are subject to options that are not exercisable within 60 days of April 18, 2005, and 10,000 shares of unvested restricted stock awarded on March 25, 2005, which shares have not been issued as of April 18, 2005.

(10)
Includes 53,750 shares that are not outstanding, but are subject to currently exercisable stock options, and excludes 3,333 shares of unvested restricted stock awarded on March 25, 2005, which shares have not been issued as of April 18, 2005.

(11)
Includes 20,000 shares that are not outstanding, but are subject to currently exercisable stock options, and excludes 3,333 shares of unvested restricted stock awarded on March 25, 2005, which shares have not been issued as of April 18, 2005.

(12)
Includes 20,000 shares that are not outstanding, but are subject to currently exercisable stock options, and excludes 3,333 shares of unvested restricted stock awarded on March 25, 2005, which shares have not been issued as of April 18, 2005.

(13)
This information is based upon a Schedule 13G jointly filed with the SEC on March 10, 2005 by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank and Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited, Bronco (Barclays Cayman) Limited, Palomino Limited and Hymf Limited. Includes 2,548,714 shares held by Barclays Global Investors, NA, 652,072 shares held by Barclays Global Fund Advisors and 79 shares held by Barclays Capital, Inc.. Barclays Global Investors, NA has sole investment and voting power with respect to 2,548,714 shares. Each other entity has sole investment and voting power with respect to all of the shares it holds.

(14)
This information is based upon a Schedule 13G jointly filed with the SEC on February 11, 2005 by Marsh & McLennan Companies, Inc. ("MMC"), Putnam, LLC d/b/a Putnam Investments ("PI"), Putnam Investment Management, LLC ("PIM") and The Putnam Advisory Company, LLC ("PAC"). PI, which is a wholly-owned subsidiary of MMC, wholly owns two registered investment advisers: PIM, which is the investment adviser to the Putnam family of mutual funds which holds 1,043,402 shares and PAC which is the investment adviser to Putnam's institutional clients which holds 538,273 shares. Both subsidiaries have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and PAC has shared voting power over the shares held by the institutional clients.

(15)
This information is based upon a Schedule 13G jointly filed with the SEC on February 14, 2005 by SAB Capital Partners, L.P. ("SAB"), SAB Capital Partners II, L.P. ("SAB II," and together with SAB, the "Partnerships"), SAB Capital Advisors, L.L.C. (the "General Partner"), SAB Overseas Capital Management, L.P. (the "Investment Manager"), SAB Capital Management, L.L.C. ("IMGP") and Scott A. Bommer ("Bommer"). Includes 1,452,273 shares held by SAB, 29,018 shares held by SAB II and 1,748,009 shares held by the Investment Manager. Each of the Partnerships shares investment and voting power of the shares it holds with the General Partner, which serves as the general partner of each of the Partnerships, and with Bommer, who serves as the managing member of the General Partner. The Investment Manager shares investment and voting power of the shares it holds with IMGP, which serves as the general partner to the Investment Manager, and with Bommer, who serves as the managing member of IMGP. The Investment Manager serves as investment manager to and has investment discretion over the securities held by SAB Overseas Fund, Ltd. ("SAB Overseas"), with respect to the shares directly owned by SAB Overseas. SAB Overseas has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities held.

(16)
This information is based upon a Schedule 13G jointly filed with the SEC on January 26, 2005 by Artisan Partners Limited Partnership ("Artisan Partners"), Artisan Investment Corporation, Andrew Ziegler and Carlene Murphy Ziegler. Artisan Partners is an investment adviser registered under section 203 of the Investment Advisers Act of 1940. Artisan Investment Corporation is the General Partner of Artisan Partners; Mr. Ziegler and Ms. Ziegler are the principal stockholders of Artisan Investment Corporation. Each entity has shared investment and voting power with respect to all of the shares.

(17)
Includes shares described in the notes above, as applicable. Includes 380,063 shares that are not outstanding but are subject to currently exercisable options (including options that become exercisable within 60 days of April 18, 2005). Excludes 98,750 shares that are subject to options that are not exercisable within 60 days of April 18, 2005, and 103,335 shares of unvested restricted stock awarded on March 25, 2005, which shares have not been issued as of April 18, 2005.

ELECTION OF DIRECTORS

Nominees

        Directors are elected at each annual meeting of the stockholders and hold office until their respective successors are elected and qualified. The Board of Directors believes that the election to the Board of Directors of the persons identified below, all of whom are currently serving as Directors of the Company, and all of whom have consented to serve if elected, would be in the best interests of the Company. The following table briefly describes the Company's nominees for director:

Name	Age	Position(s) Held
Joe T. Malugen	53	Chairman of the Board, President and Chief Executive Officer
H. Harrison Parrish	57	Vice Chairman of the Board and Senior Vice President—Concessions
William B. Snow (1)(2)	73	Director
John J. Jump (1)(2)(3)	53	Director
James C. Lockwood (1)(2)	67	Director

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

(3)
Lead independent director.

        Joe T. Malugen co-founded the Company in 1985 and has been its Chairman of the Board and Chief Executive Officer since that time. Mr. Malugen was appointed President of the Company effective January 4, 2002. Prior to the Company's initial public offering in August 1994, Mr. Malugen had been a practicing attorney in the States of Alabama and Missouri since 1978, but spent a majority of his time managing the operations of the Company beginning in early 1992. Mr. Malugen received a B.S. degree in Business Administration from the University of Missouri-Columbia, his J.D. from Cumberland School of Law, Samford University and his LL.M. (in Taxation) from New York University School of Law.

        H. Harrison Parrish co-founded the Company in 1985 and has served as a Director of the Company since that time. He was elected Vice Chairman of the Board in June 2002. Mr. Parrish served as President of the Company from 1985 until his resignation on January 4, 2002, at which time Mr. Parrish assumed the position of Senior Vice President-Concessions. From December 1988 until January 1992, Mr. Parrish was Vice President of Deltacom, Inc., a regional long distance telephone provider. Mr. Parrish received a B.A. degree in Business Administration from the University of Alabama.

        William B. Snow became a director of the Company in July 1994. Mr. Snow served as Vice Chairman of the Board from July 1994 until June 2002, and he served as Executive Vice President and Chief Financial Officer of the Company from July 1994 until May 1996. Mr. Snow was the Executive Vice President and Chief Financial Officer and a Director of Consolidated Stores Corporation, a publicly held specialty retailer, from 1985 until he retired in June 1994. Mr. Snow is a Certified Public Accountant, and he received his Masters in Business Administration from the Kellogg Graduate School of Management at Northwestern University and his Masters in Taxation from DePaul University.

        John J. Jump became a director of the Company in June 2003. Mr. Jump is the President and owner of Jump Start Promotions, a specialty advertising business which he founded in September 2000. Since August 2002, he has also served as Business Manager, Operations for Convergys Corporation. Mr. Jump served as Chairman of the Board of Directors of Video Update, Inc., from May 2001 until December 2001, and he served as its Interim Chief Executive Officer from November 2001 until December 2001. Mr. Jump served as Executive Vice President, Sales and Marketing of Sight & Sound Distributors, Inc., a home video distribution company, from 1985 until 2000. Mr. Jump received a B.A. degree in Psychology from the University of Missouri at St. Louis.

        James C. Lockwood became a director of the Company in June 2004. Mr. Lockwood has served as Vice President, General Counsel and Secretary of Keystone Automotive Industries, Inc., a publicly held distributor of aftermarket collision replacement parts, since 1997. From 1985 until 1997, Mr. Lockwood was a member of the law firm of Troy & Gould. Mr. Lockwood was an investment banker with Montgomery Securities from 1984 to 1985. Mr. Lockwood received a B.S. degree in Chemical Engineering from the Georgia Institute of Technology, and his J.D. from the University of Michigan.

        The shares of each properly executed unrevoked proxy will be voted FOR the election of all of the above named nominees unless the stockholder executing such proxy indicates that the proxy shall not be voted for all or any one of the nominees. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a Director, an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by the Board of Directors. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

Meetings; Attendance; Committees; Director Nomination Process; Stockholder Communications with the Board

        The Board of Directors of the Company held ten meetings during the fiscal year ended January 2, 2005. Each director during the past fiscal year attended at least 75% of the total number of the Company's Board meetings and committee meetings (on which such director served) held during the fiscal year ended January 2, 2005. The Board believes that it held a sufficient number of full Board and committee meetings during the fiscal year ended January 2, 2005 to satisfy its oversight responsibilities. Directors are expected to attend each annual meeting of stockholders, and all directors attended the 2004 annual meeting.

        The Board of Directors has determined that a majority of the directors are "independent" under the corporate governance listing standards of the Nasdaq. During the fiscal year ended January 2, 2005, the independent directors held two executive session meetings without members of the Company's management. During 2004, Mr. Jump was appointed the Lead Independent Director. Mr. Jump, as Lead Independent Director, among other things, presides over all executive sessions of our independent directors and consults with management as the principal representative of the independent directors.

        The Board of Directors of the Company has an Audit Committee and Compensation Committee, but does not have a Nominating Committee.

        Audit Committee. The members of the Audit Committee are Messrs. Snow, Lockwood and Jump. The Audit Committee met nine times during the fiscal year ended January 2, 2005. The duties of the Audit Committee are set forth in the "Report of the Audit Committee." The Board of Directors has determined that each member of the Audit Committee is "independent" within the meaning of Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. ("Nasdaq") and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that Mr. Snow is an "audit committee financial expert" under applicable Securities and Exchange Commission rules. The Company's other two directors, Messrs. Malugen and Parrish, are not considered independent directors under applicable Nasdaq and SEC rules.

        Compensation Committee. The members of the Compensation Committee are Messrs. Snow, Lockwood and Jump. The Compensation Committee held three meetings during the fiscal year ended January 2, 2005. The Compensation Committee's duties are set forth in the "Joint Report of the Board of Directors and Compensation Committee on Executive Compensation."

        Director Nomination Process. Because all five of the Company's directors participate in the process of identifying qualified director nominees, the Board of Directors does not believe that it is necessary to have a separate Nominating Committee. As required by Nasdaq regulations, the Board's director nominees for each annual meeting of stockholders are approved by a majority of the Company's independent directors. The Board does not have a written charter that governs the director nomination process.

        The Board of Directors will consider stockholder nominations for candidates for membership on the Board. In evaluating such nominations, the Board seeks to achieve a balance of knowledge, experience and capability on the Board. Any stockholder nominations proposed for consideration by the Board should include the nominee's name and qualifications for Board membership and should be addressed to:

  Corporate Secretary
  Movie Gallery, Inc.
  900 West Main Street
  Dothan, Alabama, 36301

        The Board believes that directors should have the highest professional and personal ethics and values, consistent with longstanding Company values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders.

        The Board utilizes a variety of methods for identifying and evaluating nominees for director. The Board periodically assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates for director. Candidates may come to the attention of the Board through current Board members, professional search firms, stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Board, and may be considered at any point during the year. As described above, the Board considers stockholder nominations for candidates for the Board. If any materials are provided by a stockholder in connection with the nomination of a director candidate, the materials will be forwarded to the entire Board. The Board will also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

        All of the director nominees identified in this proxy statement currently serve as directors of the Company.

        Stockholder Communications with the Board. Any stockholder can communicate with all directors or with specified directors by sending a letter to the Company's Corporate Secretary at the address listed above. All such letters will be forwarded to the entire Board or to the directors specified by the stockholder.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

        The following table sets forth the compensation for services in all capacities to the Company for the fiscal years ended January 2, 2005, January 4, 2004 and January 5, 2003 for the Chief Executive Officer of the Company and each of the four other highest paid executive officers of the Company whose total annual salary and bonus exceeded $100,000 (collectively referred to as the "Named Executives"):

Summary Compensation Table

Annual Compensation
Name and Principal Position				Other Annual Compensation
	Period Ended	Salary	Bonus
Joe T. Malugen Chairman, President and Chief Executive Officer	January 2, 2005 January 4, 2004 January 5, 2003	$703,846 544,810 415,247	$13,585 418,024 195,397	$123,570 68,786 69,792	(1) (2) (3)
Jeffrey S. Stubbs Executive Vice President-Operations and Chief Operating Officer	January 2, 2005 January 4, 2004 January 5, 2003	312,200 272,631 240,485	5,764 193,203 111,258	6,000 8,203 6,506	(4) (5) (6)
S. Page Todd Executive Vice President, Secretary, General Counsel and Chief Compliance Officer	January 2, 2005 January 4, 2004 January 5, 2003	264,846 233,123 210,417	4,928 166,900 65,920	24,608 10,858 9,956	(7) (8) (9)
Mark S. Loyd Executive Vice President-Product and Distribution and Chief Administrative Officer	January 2, 2005 January 4, 2004 January 5, 2003	232,769 183,231 154,961	4,458 133,520 50,276	12,482 8,276 6,000	(10) (11) (4)
Keith Cousins Executive Vice President-Development	January 2, 2005 January 4, 2004 January 5, 2003	189,231 160,385 145,154	3,587 64,180 46,397	6,000 6,000 6,000	(4) (4) (4)

(1)
Represents $26,160 for an automobile allowance and $97,410 for personal use of the Company's aircraft (including amounts reimbursed for payment of taxes on that personal use).

(2)
Represents $26,160 for an automobile allowance and $42,626 for personal use of the Company's aircraft (including amounts reimbursed for payment of taxes on that personal use).

(3)
Represents $26,160 for an automobile allowance and $43,632 for personal use of the Company's aircraft (including amounts reimbursed for payment of taxes on that personal use).

(4)
Automobile allowance.

(5)
Represents $6,000 for an automobile allowance and $2,203 for personal use of the Company's aircraft (including amounts reimbursed for payment of taxes on that personal use).

(6)
Represents $6,000 for an automobile allowance and $506 for personal use of the Company's aircraft (including amounts reimbursed for payment of taxes on that personal use).

(7)
Represents $8,000 for an automobile allowance and $16,608 for personal use of the Company's aircraft (including amounts reimbursed for payment of taxes on that personal use).

(8)
Represents $8,000 for an automobile allowance and $2,858 for personal use of the Company's aircraft (including amounts reimbursed for payment of taxes on that personal use).

(9)
Represents $8,000 for an automobile allowance and $1,956 for personal use of the Company's aircraft (including amounts reimbursed for payment of taxes on that personal use).

(10)
Represents $6,000 for an automobile allowance and $6,482 for personal use of the Company's aircraft (including amounts reimbursed for payment of taxes on that personal use).

(11)
Represents $6,000 for an automobile allowance and $2,276 for personal use of the Company's aircraft (including amounts reimbursed for payment of taxes on that personal use).

        Director Compensation. Members of the Board of Directors who are not officers of the Company currently receive an annual fee of $20,000 and receive fees of $1,500 for each Board meeting and $1,000 for each committee meeting they attend, as well as periodic grants of stock options or awards of restricted stock. The Company has granted, at or above the fair market value of the Common Stock on the date of the grant, vested options to purchase 20,000 shares of Common Stock to Mr. Lockwood, vested options to purchase 357,500 shares of Common Stock to Mr. Snow, and vested options to purchase 30,000 shares of Common Stock to Mr. Jump. The Company also awarded 3,333 shares of restricted stock to each of Messrs. Lockwood, Snow and Jump in March 2005.

        Employment Arrangements. Mr. Malugen entered into a two-year employment agreement with the Company, effective August 1994, which is automatically renewed annually unless notice is delivered by either party within six months prior to the end of the term. The agreement was amended in April 2000, to increase the base annual salary payable to Mr. Malugen and to provide for additional increases as determined by the Compensation Committee. Under the terms of the agreement, as amended, effective as of April 11, 2005, Mr. Malugen receives an annual base salary of $1,500,000 and is eligible to receive a bonus under one of the Company's executive officer bonus plans. In the event of the death of Mr. Malugen, his legal representative will be entitled to receive compensation through the last day of the calendar month in which his death occurred, as well as a $50,000 payment. If Mr. Malugen becomes disabled such that he is unable to perform his duties under his employment agreement, he shall be entitled to receive 100% of his salary for a 90-day period. In addition to salary and bonus, the Company is required to provide Mr. Malugen with a monthly car allowance of $2,180.

        Messrs. Stubbs and Todd have each entered into one-year employment agreements with the Company, effective October 1999, and November 1997, respectively, which are automatically renewed annually unless notice is delivered by either party 30 days prior to the end of the term. Under the terms of the agreements, effective as of April 11, 2005, Messrs. Stubbs and Todd each receive an annual base salary, of $350,000 and $300,000, respectively, subject to increase by the Compensation Committee, and are each eligible to receive a bonus under one of the Company's executive officer bonus plans. The agreements also provide for, among other things, an automobile allowance and other benefits applicable to executive personnel. The employment agreements provide for termination by the Company for cause at any time. In the event the Company chooses to terminate the executive's employment for reasons other than for cause or for disability, or in the event of the executive's resignation from the Company upon constructive termination (i.e., removal of the executive from his elected position or material change in the functions, duties or responsibilities of the executive without his consent, in either event, other than for cause or voluntary termination, or material, non-voluntary reduction in base salary or eligibility for bonus amounts), the executive would be entitled to an amount equal to 12 months of base salary. In the event of a change in control, as defined in the agreements, Messrs. Stubbs and Todd would each be entitled to receive an amount equal to 18 months of base salary.

        Stock Options. No options were granted to any of the Named Executives during the fiscal year ended January 2, 2005. The following table sets forth certain information with respect to stock options exercised under the Company's stock plans by the Named Executives during the fiscal year ended January 2, 2005, and the value of unexercised stock options at that year's end.

OPTION EXERCISES AND YEAR-END VALUE TABLE

Aggregated Option Exercises in Last Fiscal Year
And Year-End Option Values

			Number of Shares Of Common Stock Underlying Unexercised Options At Year-End
				Value of Unexercised In-the-money Options At Year-End ($)(1)
	Shares Acquired On Exercise
Name		Value Realized($)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Joe T. Malugen	—	—	—	—
Jeffrey S. Stubbs	34,933	613,483	53,750/30,000	664,349/68,550
S. Page Todd	87,500	830,628	228,500/22,500	2,802,002/34,275
Mark S. Loyd	—	—	52,500/20,000	760,894/22,850
Keith Cousins	21,250	379,613	30,125/12,500	420,256/22,850

(1)
Market value of underlying securities at year-end ($19.07), minus the exercise price of "in-the-money" options.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

        Messrs. Lockwood, Snow and Jump currently serve as members of the Compensation Committee. No interlocking relationship exists between the Company's Board of Directors and the board of directors or compensation committee of any other company.

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 13 hereof shall not be incorporated by reference into any of such filings.

JOINT REPORT OF THE BOARD OF DIRECTORS AND THE COMPENSATION
COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Company is composed entirely of outside directors. The Compensation Committee operates under a written charter adopted by the Board of Directors which is available on the Company's website at www.moviegallery.com. The Compensation Committee reviews the compensation levels and benefits of the Chief Executive Officer and President and the other executive officers of the Company at least annually. The Committee attempts to establish compensation structures which reward past performance and which serve to retain and provide incentive to the executive officers. The primary components of the Company's compensation structure are base salary, bonuses and grants of stock options and restricted stock.

        Base Salary.    In determining the base salaries of executives, the Compensation Committee considers a variety of factors, which include the overall financial performance of the Company as well as the executive's performance, job responsibilities, current and long-term value to the Company, length of service and qualifications. These factors vary in importance and are not necessarily weighted equally. Although much of the base salary determination is subjective, the evaluations and recommendations of superiors provide necessary insight to the Committee.

        Bonus Plans.    The Company has two executive officer bonus plans that are reviewed and approved by the Compensation Committee on an annual basis. These plans are intended to recognize and reward contributions to the Company and are tied to the Company's level of achievement of annual operating cash flow targets, thereby establishing a direct link between each executive officer's bonus and the Company's profitability. Bonuses under these plans are typically payable in March or April of each year following the completion of the annual audit of the Company's financial statements for the previous fiscal year. Bonuses are only paid to executive officers that are employed by the Company on the date of payment and thus, are not earned until paid. The bonus plan applicable to the Named Executives is an annual plan based solely upon the Company's level of attainment of pre-determined operating cash flow objectives. The bonus plan applicable to the other executive officers of the Company is an annual plan that provides for clearly defined and quantifiable individual performance objectives. Each executive officer receives an individual performance rating, as determined by such officer's immediate supervisor, based upon the achievement of such individual performance objectives. These individual performance ratings are then subject to a corporate performance multiplier based upon the Company's level of attainment of pre-determined operating cash flow objectives. Pursuant to these plans, bonuses were paid to all of the executive officers of the Company in April 2005 for the fiscal year ended January 2, 2005.

        Equity Grants.    The Company believes that equity ownership by executive officers provides incentive to build stockholder value and align the interests of executive officers with the interests of stockholders. Upon hiring executive officers and other key employees, the administrator of the Company's 2003 Stock Plan (currently the entire Board of Directors and hereinafter "Plan Administrator") typically recommends grants of stock options or restricted stock to those persons under the 2003 Stock Plan, subject to applicable vesting periods. Thereafter, the Plan Administrator may consider awarding additional grants of stock options or restricted stock, usually on an annual basis. The Board of Directors believes that these additional annual grants provide incentive for executive officers and other key employees to remain with the Company. Stock options are granted at or above the market price of the Company's Common Stock on the date of grant. The number of shares of Common Stock awarded in the initial grant is usually determined based upon prior grants to other executive officers and key employees. In determining the number of shares of Common Stock of the periodic grants, the Plan Administrator considers various factors, including the amount of any prior grants of stock options and/or restricted stock, the executive's or key employee's performance during the current fiscal year and his or her expected contributions during the following fiscal year.

        Compensation of the Chief Executive Officer and President.    The Compensation Committee has reviewed and approved an annual salary of $1,500,000 for Mr. Malugen, effective as of April 11, 2005. In establishing this annual salary, the Compensation Committee considered the financial results of the Company and Mr. Malugen's individual job performance during the last fiscal year, as well as the compensation levels of chief executive officers of companies within our industry, as well as certain companies with retail operations and similar revenue levels as the Company. Mr. Malugen received a bonus in the amount of $13,515 for the fiscal year ended January 2, 2005. This bonus was paid in April 2005, pursuant to the executive bonus plan for the Named Executives described above. In addition, Mr. Malugen received additional compensation of $26,120 for an automobile allowance and $97,410 for personal use of the Company's aircraft (including amounts reimbursed for payment of taxes on that personal use).

        The Board of Directors and the Compensation Committee provide the foregoing report on executive compensation for inclusion in the proxy statement:

Joe Thomas Malugen, Chairman
H. Harrison Parrish
William B. Snow
James C. Lockwood
John J. Jump

REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any of such filings.

        The Audit Committee of the Company is composed entirely of independent directors in compliance with the audit committee independence requirements adopted by the Securities and Exchange Commission and the Nasdaq. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to (1) the quality and integrity of the financial reports of the Company including the effectiveness of internal accounting and financial controls and procedures, (2) the independent registered public accounting firm qualifications and independence, (3) the performance of the Company's internal audit function, and (4) the compliance by the Company with legal and regulatory requirements.

        The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on the Company's website at www.moviegallery.com. The members of the Audit Committee are William B. Snow, James C. Lockwood and John J. Jump.

        The Audit Committee Members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee's members in business, financial and accounting matters. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the effectiveness of internal control over financial reporting, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and the effectiveness of internal control over financial reporting, and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Audit Committee met privately with the independent registered public accounting firm, and discussed issues deemed significant by the independent auditors, including those required by Statements on Auditing Standards No. 61 and No. 90 (Audit Committee Communications). In addition, the Committee has discussed with the independent auditors the auditors'

independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditors' independence.

        In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements and management's opinion of the effectiveness of interal controls over financial rerporting be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2005, for filing with the Securities and Exchange Commission.

        The Audit Committee provides the foregoing report for inclusion in the proxy statement:

William B. Snow, Chairman
James C. Lockwood
John J. Jump

        Independent Registered Public Accounting Firm Fees. Ernst & Young LLP has audited the consolidated financial statements of the Company for the past two fiscal years, providing audit, audit related, and tax services and management's report on internal controls for fiscal year 2004.

        Audit Fees.    Audit fees were $1,664,033 for the fiscal year 2004 audit of the Company's consolidated financial statements, the audits of management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, reviews of quarterly reports on Form 10-Q, services that are normally provided by the accountant in connection with statutory and regulatory filing or engagements and services that generally only the auditor reasonably can provide. Audit fees were $267,253 for the fiscal year 2003 audit of the Company's consolidated financial statements, reviews of quarterly reports on Form 10-Q, services that are normally provided by the accountant in connection with statutory and regulatory filing or engagements and services that generally only the auditor reasonably can provide.

        Audit Related Fees.    Audit related fees for fiscal 2004 were $16,938 related to assistance with responding to SEC comments to the Company's Form 10-K and consultation concerning financial accounting and reporting matters not classified as audit. Audit related fees for fiscal 2003 were $1,550 related to an employee benefit plan audit and consultation concerning financial accounting and reporting matters not classified as audit.

        Tax Fees.    There were no tax fees paid to Ernst & Young LLP in 2004. Tax fees paid to Ernst & Young LLP for tax return preparation and tax compliance services were $83,900 in 2003, and were $36,259 in 2003 for tax research and other consultations on tax matters.

        All Other Fees.    Ernst & Young LLP did not provide any other services during the last two fiscal years.

        Audit Committee Pre-Approval. The Audit Committee pre-approves all services provided by the Company's independent registered public accounting firm, including those set forth above and has a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Audit Committee at its next scheduled meeting.

        Auditor Independence. The Audit Committee has considered whether the non-audit services provided by Ernst & Young LLP are compatible with maintaining its independence and has concluded that the independence of Ernst & Young LLP is not compromised by the performance of such services.

COMPANY PERFORMANCE

        The following graph sets forth a comparison of cumulative total returns for the Company's Common Stock, the Nasdaq (U.S. Companies) and a peer group selected by the Company, for the last five fiscal years. The peer group consists of those companies against which the Company's performance is generally compared in industry analyst reports, namely, Blockbuster, Inc., which is listed on the New York Stock Exchange, and Hollywood Entertainment Corporation and Hastings Entertainment, Inc., both of which are listed on the Nasdaq (collectively, the "Peer Group"). The returns for the Peer Group were weighted according to each issuer's market capitalization. The graph assumes that the value of the investment in each of the Company's Common Stock, the Nasdaq (U.S. Companies) and the Peer Group was $100 on December 31, 1999, and that all dividends were reinvested.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
Movie Gallery, Inc.

	12/31/1999	12/31/2000	1/4/2002	1/3/2003	1/2/2004	12/31/2004
Movie Gallery, Inc. Index	$100.0	$75.4	$770.1	$721.6	$960.0	$1,001.4
Nasdaq Stock Market (U.S. Companies) Index	$100.0	$60.3	$50.5	$34.4	$49.5	$53.8
Peer Group Index	$100.0	$28.6	$132.7	$104.0	$112.1	$109.3

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company holds a one-third interest in ECHO, LLC ("ECHO"), a supply sales and distribution company. The Company purchases office and store supplies and other business products from ECHO. This relationship enables the Company to substantially reduce the retail mark-up that occurs between the wholesaler and the retailer. During the fiscal year ended January 2, 2005, the Company paid ECHO approximately $13,962,000, and received distributions totaling $151,000. The Company received approximately $5,000 in interest on a line of credit during fiscal 2004. During the fiscal year ended January 2, 2005, $125,000 was outstanding under the line of credit, and as of January 2, 2005, the line of credit had been paid in full. The Company had outstanding accounts payable to ECHO of approximately $193,000 as of January 2, 2005.

        Air Conditioning Associates, Inc. ("ACA") is owned by the father-in-law and brother-in-law of Mr. Malugen, the Company's Chairman of the Board, President and Chief Executive Officer. ACA administers the repair and maintenance function for the Company's store base and corporate offices in addition to providing HVAC materials and related services. The Company has achieved overall cost savings under this management agreement and has improved its system for managing company-wide repair and maintenance needs. During the fiscal year ended January 2, 2005, the Company paid ACA approximately $523,000. The Company had no outstanding accounts payable to ACA as of January 2, 2005.

        J. Todd, Inc., d/b/a Todd & Sons ("Todd & Sons") is owned by the brother of Mr. Todd, the Company's Executive Vice President, Secretary, General Counsel and Chief Compliance Officer. Todd & Sons supplies the Company with certain clothing and promotional items on an as needed basis. The Company has no minimum purchase requirements or contractual obligations with Todd & Sons. The Company paid Todd & Sons approximately $243,000 during fiscal 2004. The Company had no outstanding accounts payable to Todd & Sons as of January 2, 2005.

        The Company leases from MEL, LLC ("MEL") approximately 3,500 square feet of retail space in a shopping center in Dothan, Alabama. Mr. Malugen, Chairman of the Board, President and Chief Executive Officer, holds a one-third interest in MEL. The initial lease term commenced in February 2003 and is five years with three, three-year renewal options. The lease payments required under the initial five-year term of the lease total approximately $144,000. The Company paid MEL approximately $30,000 for lease payments during fiscal 2004.

        On September 23, 2004, the Company purchased 23,400 shares of the Company's common stock from Mr. Todd, the Company's Executive Vice President, Secretary, General Counsel and Chief Compliance Officer, at a purchase price of $18.44 per share, resulting in total consideration to Mr. Todd of $431,496. These shares were purchased by the Company under a stock repurchase program approved by the Company's Board of Directors. Mr. Todd acquired these shares pursuant to the exercise of certain outstanding stock options held by Mr. Todd.

        Each of the foregoing transactions occurred in the normal course of business and pursuant to the Company's established standard purchasing policies and practices and was on terms that management believes are arms-length.

        The Company has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director of the Company. The Indemnity Agreements provide that the Company will indemnify each indemnitee to the fullest extent authorized or permitted by law against payment of and liability for any and all expenses actually and reasonably incurred by the indemnitee, including, but not limited to, judgments, fines, settlements and expenses of defense, payable by reason of the fact that the indemnitee is or was a director of the Company or is or was serving, at our request, as a director, officer, employee or agent of another corporation, provided it is determined that the indemnitee acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The Indemnity Agreements also provide that all costs and expenses incurred by the indemnitee in defending or investigating such claim shall be paid by the Company, unless the Company, independent legal counsel or stockholders determine that: (i) the indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company; (ii) in the case of any criminal action or proceeding, the indemnitee had reasonable cause to believe his conduct was unlawful; or (iii) the indemnitee intentionally breached his duty to the Company or its stockholders.

        The Company believes that the terms of all transactions described above are no less favorable than terms that could have been obtained from third parties. All transactions between the Company and its officers or directors are subject to approval by a majority of the disinterested members of the Board of Directors.

STOCK OPTION GRANTS

        The following table sets forth, with respect to the Named Executives, all current executive officers as a group, all current non-employee directors as a group, and all non-executive officers and employees as a group, the number of shares of Common Stock subject to options granted under the Company's stock plans as of April 18, 2005, and the average per-share exercise price of such options.

	Options Granted
Name of Individual or Identity of Group	Number of Shares Subject To Options	Average Per-Share Exercise Price(1)
Joe Thomas Malugen	—	$—
Jeffrey S. Stubbs	59,750	14.40
S. Page Todd	194,750	5.67
Mark S. Loyd	42,500	13.53
Keith Cousins	34,063	10.88
Executive officer group (9 persons)	385,063	9.94
Non-employee director group (3 persons)	93,750	14.00
Non-executive officer and employee group (198 persons)	674,279	16.11

(1)
These amounts are based on a weighted average exercise price that is obtained by multiplying all options by their exercise price and then dividing by the total number of options for such category. The closing price of the Common Stock issuable upon the exercise of options under the Company's stock plans as of April 18, 2005 was $27.04 per share.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes the Company's equity compensation plan information as of January 2, 2005. The Company has no equity compensation plans not approved by the Company's stockholders.

Plan Category	(a) Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average of Exercise Price of Outstanding Options, Warrants and Rights	(c) Shares of Common Stock Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	1,593,556	$12.59	855,250
Equity Compensation Plans not Approved by Stockholders	—	—	—
Total	1,593,556	$12.59	855,250

AMENDMENT TO THE 2003 STOCK PLAN

        The Company's 2003 Stock Plan provides that the maximum number of shares of common stock that may be issued under the 2003 Stock Plan may not exceed the sum of (i) 1,337,525 shares, plus (ii) up to 2,830,224 additional shares representing the number of shares reserved for issuance under the expired 1994 Stock Plan pursuant to options outstanding under the 1994 Stock Plan as of March 26, 2003 to the extent such options expire or are terminated, in whole or in part, without being exercised, in each case subject to adjustment upon certain changes in the Company's capitalization. New awards may be granted under the 2003 Stock Plan with respect to shares of common stock covered by any unexercised portion of any option that terminates, expires or is canceled, and any shares of restricted stock that are forfeited or repurchased in accordance with the terms of the award.

        As of April 18, 2005, 731,227 shares of Common Stock remained available for future grants of awards under the 2003 Stock Plan. This may not be sufficient to cover share requirements for the foreseeable future, and the Board of Directors believes that the 2003 Stock Plan has and will continue to enhance the ability of the Company to continue to reward and provide incentives to its employees, directors and consultants, as well as to attract and retain new employees, directors and consultants with outstanding qualifications. The Company wishes to reserve an additional 3,500,000 shares under the 2003 Stock Plan.

        The following is a summary of the 2003 Stock Plan.

        General. The Plan Administrator has the authority to grant either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-statutory stock options, stock appreciation rights ("SARs"), restricted stock and other incentive grants under the 2003 Stock Plan. The 2003 Stock Plan provides that options may be granted to key employees, officers, directors or other persons providing significant services to the Company. The Plan Administrator may make awards under the 2003 Stock Plan until March 25, 2013.

        Administration. The 2003 Stock Plan provides that it shall be administered by a committee established by the Board of Directors comprised of two or more disinterested directors or by the full Board.

        Eligibility. Awards under the 2003 Stock Plan may be made to such current and future employees, directors of the Company or of a subsidiary of the Company and consultants to the Company, all as the Administrator may select. There are currently approximately 54,500 individuals eligible to participate in the 2003 Stock Plan.

        Terms of Grants. The Plan Administrator determines the terms of grants of options, SARs, shares of restricted stock or stock bonuses under the 2003 Stock Plan. Each grant of an option, SAR or restricted stock is evidenced by a stock option agreement, stock appreciation right agreement or restricted stock agreement. Grants are also subject to the following terms and conditions:

        (a)   Stock Options. The term of each option and the manner in which it may be exercised are determined by the Plan Administrator; provided, however, that no option may be exercisable more than ten years after the date of grant or, in the case of an incentive stock option to an eligible employee owning more than 10% of the Company's outstanding securities, no more than five years. Payment for the shares purchased upon exercise of an option may be in cash, or with the Plan Administrator's consent, in shares of the Company's Common Stock. The 2003 Stock Plan provides that the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

        (b)   Terms of SARs. The Plan Administrator may grant SARs either alone or in conjunction with all or part of an option. Upon the exercise of a SAR, a holder generally is entitled, without payment to the Company, to receive from the Company in exchange therefor an amount equal to the value of the excess of the fair market value on the date of exercise of one share of Common Stock over its fair market value on the date of grant (or, in the case of a SAR granted in connection with an option, the excess of the fair market value of one share of Common Stock over the option price per share under the option to which the SAR relates), multiplied by the number of shares covered by the SAR or the option, or portion thereof, that is surrendered. Payment by the Company upon exercise of a SAR may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Plan Administrator.

        A SAR is exercisable only at the time or times established by the Plan Administrator. If a SAR is granted in connection with an option, the following rules also apply: (1) the SAR is exercisable only to the extent and on the same conditions that the related option could be exercised; (2) upon exercise of the SAR, the option or portion thereof to which the SAR relates terminates; and (3) upon exercise of the option, the related SAR or portion thereof terminates.

        (c)   Terms of Restricted Stock and Stock Bonuses. The purchase price of restricted shares of Common Stock offered for sale under each Stock Plan, the vesting schedule and all other terms, conditions and restrictions of the issuance of restricted stock will be determined by the Plan Administrator, in its discretion, subject to the terms of such Stock Plan. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued. The restricted stock may be issued for such consideration (including promissory notes and services) as determined by the Plan Administrator.

        Upon sale and issuance of restricted stock or stock bonuses to an officer, key employee or other person providing significant services to the Company, the Company will issue certificates evidencing the stock but will retain possession of the certificates until the shares have vested, at which time the certificates representing the vested shares will be delivered to the issuee. In the event the restricted stock is paid for by delivery of a promissory note, however, all restricted stock generally will be required to be pledged to the Company until the promissory note relating thereto is paid in full.

        A person who receives restricted stock or a stock bonus will be entitled to vote the stock and to receive any dividends or other distributions declared with respect to the stock so long as he remains in the employ of, or continues to provide services to, the Company; provided, however, that all dividends or other distributions paid by the Company with respect to such shares of such stock shall be retained by the Company until the shares of Common Stock are no longer subject to forfeiture or repurchase, at which time all accumulated amounts will be paid to the recipient.

        Adjustments upon Change in Capitalization. The number of shares of common stock available for award grants under the 2003 Stock Plan will be adjusted proportionately for any increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company, such as a stock dividend, stock split or reverse stock split. If the Company merges with another corporation and the Company is the survivor, the existing options and SARs shall remain in effect. If the Company sells all or substantially all of its assets or merges (and is not the surviving corporation) or is consolidated with another corporation, all vested portions of unexpired options and SARs will become and remain exercisable for the 20 days ending five days prior to the effective date of such sale, merger or consolidation (or such longer period as the Plan Administrator may determine). Upon the effective date of such sale, merger or consolidation, the 2003 Stock Plan and each option and SAR will terminate. The Plan Administrator may determine, in it sole discretion, that in the alternative, the surviving or acquiring corporation may substitute options or SARs with respect to its shares of common stock for existing options and SARs. At the discretion of the Plan Administrator, an option or SAR exercised in contemplation of the consummation of the sale of all or substantially all of the assets of the Company, a merger (where the Company is not the surviving corporation) or consolidation of the Company with another corporation, may be conditioned upon the effectiveness of such sale, merger or consolidation. The foregoing provisions are all subject to any required action by the Company's stockholders. Any other dissolution or liquidation shall cause each option and SAR to terminate.

        Change in Control. Upon any change in control of the Company, including a pending or threatened takeover bid, tender offer or exchange offer for 20% or more of the outstanding common stock of the Company or any other class of stock or securities of the Company, the Plan Administrator may accelerate the exercise date of any outstanding option or SAR, or make any option or SAR fully vested and exercisable, pay cash to any or all of the holders of options or SARs in exchange for cancellation of their outstanding options or SARs, or make any other adjustments to the 2003 Stock Plan and outstanding options or SARs and substitute new options or SARs for outstanding options or SARs.

        Amendment of the 2003 Stock Plan. The Board of Directors may, from time to time, with respect to any shares of Common Stock not subject to options, suspend or discontinue the 2003 Stock Plan or revise or amend it in any respect whatsoever, except that, without the approval of the Company's stockholders, the Board may not amend the 2003 Stock Plan to materially increase the benefits to participants under the 2003 Stock Plan, increase the number of shares of Common Stock that may be issued under the 2003 Stock Plan, change the designation of persons eligible to receive incentive stock options under the 2003 Stock Plan or amend the section of the 2003 Stock Plan regarding amendments to the 2003 Stock Plan to defeat its purpose.

        Federal Income Tax Consequences. The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2003 Stock Plan based on Federal income tax laws in effect on January 5, 2004. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

        Stock Options. No income will be realized by an optionee on the grant of an option, and the Company will not be entitled to a deduction at such time.

        An optionee will recognize no income for purposes of the regular income tax upon the exercise of an incentive stock option. However, the excess of the fair market value on the exercise date of the shares so acquired over the exercise price (the "Spread") will be added to the optionee's tax base for purposes of the alternative minimum tax unless the optionee makes a "disqualifying disposition" in the year of exercise. A disqualifying disposition is a sale or other disposition of the shares before the expiration of a period of two years from the date of the option grant and one year from the date of exercise. It will result in the recognition of ordinary income by the optionee equal to the lesser of the Spread on the date of exercise or the gain realized on the sale. If an optionee does not make a disqualifying disposition of the shares acquired pursuant to the exercise of an incentive stock option, the gain or loss on a subsequent sale of the shares will be long-term capital gain or loss.

        The Company will not, in general, be entitled to a tax deduction in connection with an incentive stock option. In the case of a disqualifying disposition, however, the Company will in general be entitled to a deduction in the amount of the ordinary income recognized by the optionee.

        Upon the exercise of a nonstatutory stock option, the Spread will be recognized as ordinary income by the optionee. The Company generally will be entitled to a deduction equal to the Spread.

        SARs.    No income will be realized by a participant upon the grant of an SAR, and the Company will not be entitled to a deduction at such time. Upon the exercise of an SAR, ordinary income will be recognized by the holder equal to the excess of the fair market value of the shares on the date of exercise over the fair market value of the shares on the date of grant. The Company generally will be entitled to a deduction equal to the amount recognized by the holder.

        Restricted Stock.    Unless a timely Section 83(b) election is made, as described in the following paragraph, a recipient will not recognize taxable income upon the grant or purchase of restricted stock because such stock will be nontransferable and subject to a substantial risk of forfeiture (collectively, "Forfeiture") and any dividends received on the shares while subject to Forfeiture will be treated as compensation income rather than as dividend income. Whenever any of such stock is no longer subject to Forfeiture, the recipient will recognize ordinary income, subject to payroll tax withholding, equal to the excess of the then fair market value of the shares which have become unrestricted over their purchase price, if any. The income recognized will increase the adjusted basis of such stock and the holding period for purposes of long capital gain or loss.

        A recipient may make an irrevocable election within 30 days after the grant or purchase of restricted stock, pursuant to Section 83(b) of the Code, to recognize ordinary income, subject to withholding of payroll tax, on the basis of the fair market value of the restricted stock at the time of its receipt without regard to any diminution in value because of Forfeiture. The adjusted basis of such stock would be increased by the income recognized and the recipient's holding period for the shares would commence immediately. Dividends on the shares will not be treated as compensation, but as ordinary dividend income. No income (other than dividends) would thereafter arise with respect to the shares until they are sold. The gain or loss on sale would be long or short-term capital gain or loss depending on the holding period of the shares.

        In general, the Company will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by a recipient with respect to shares of restricted stock.

        Vote Required. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of the amendment to the 2003 Stock Plan to increase the number of shares authorized under the 2003 Stock Plan. Shares of Common Stock held by stockholders present in person at the Annual Meeting that are not voted for approval of the amendment to the 2003 Stock Plan or shares held by stockholders represented at the Annual Meeting by proxy from which authority to vote for the amendment to our 2003 Stock Plan has been properly withheld (including broker non-votes) will not be counted toward the majority required for approval.

        Recommendation of the Board of Directors. The Board of Directors recommends a vote FOR the proposal to amend the 2003 Stock Plan to reserve an additional 3,500,000 shares under the plan. The Board of Directors believes that the amendment is in the best interests of the Company and its stockholders. Proxies received will be voted in favor of this proposal unless otherwise indicated.

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP
AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has approved Ernst & Young LLP as the Company's independent registered public accounting firm to audit its consolidated financial statements and management's report on internal controls for the fiscal year ending January 1, 2006. During the 2004 fiscal year, Ernst & Young LLP served as the Company's independent registered public accounting firm and also provided certain accounting services. The Company is not required to seek stockholder approval for the appointment of its independent registered public accounting firm; however, the Audit Committee and the full Board of Directors believe it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        A representative of Ernst & Young LLP will be present at the Annual Meeting to respond to any questions. He or she will be given the opportunity to make a statement if he or she desires to do so.

        The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm.

CODE OF ETHICS

        The Company's Board of Directors has adopted a Code of Business Conduct and Ethics (the "Code") applicable to the Company's Chief Executive Officer, Chief Financial Officer and all other directors, officers and employees of the Company. The Code embodies the Company's commitment to conduct business in accordance with the highest ethical standards and all applicable laws, rules and regulations. The Code is available on the Company's website at www.moviegallery.com or to any stockholder who makes a written request to the Corporate Secretary at the address listed above.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, as well as persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company's Common Stock. Directors, executive officers and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon a review of copies of reports filed with the SEC and submitted to the Company since January 4, 2004, and on written representations by certain directors and executive officers of the Company, the Company believes that, with the exceptions described below, all of the Company's directors and executive officers filed all required reports on a timely basis during the past fiscal year except that reports for the following transactions were filed late due to administrative oversights: (i) the exercise of stock options and the sale of the shares acquired in connection with such exercise by Mr. J. Steven Roy, the Company's former Executive Vice President and Chief Financial Officer, in July 2004 and April 2004, (ii) the exercise of stock options and the sale of the shares acquired in connection with such exercise by Mr. Sanford C. Sigoloff, a former Director of the Company, in July 2004, (iii) the sale of shares by Mr. Malugen in March 2004, and (iv) two sales of shares by Mr. Parrish in March 2004.

SUBMISSION OF STOCKHOLDER PROPOSALS

        Stockholders are advised that any stockholder proposal, including nominations to the Board of Directors, intended for consideration at the 2006 Annual Meeting must be received by the Company no later than January 1, 2006, to be included in the proxy material for the 2005 Annual Meeting. It is recommended that stockholders submitting proposals direct them to the Company, c/o S. Page Todd, Corporate Secretary, 900 West Main Street, Dothan, Alabama 36301, and utilize certified mail, return-receipt requested in order to ensure timely delivery.

DELIVERY OF THIS PROXY STATEMENT

        The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for the security holders and cost savings for companies.

        This year, a number of brokers with account holders who are stockholders of the Company will be "householding" the proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to the Company, c/o S. Page Todd, Corporate Secretary, 900 West Main Street, Dothan, Alabama 36301.

        Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        The Board of Directors knows of no matter to come before the Annual Meeting other than as specified herein. If other business should, however, be properly brought before such meeting, the persons voting the proxies will vote them in accordance with their best judgment.

        THE STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                    By Order of the Board of Directors

                    Joe T. Malugen
                     Chairman of the Board

May 9, 2005

MOVIE GALLERY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned holder of Common Stock of MOVIE GALLERY, INC. (the "Company") hereby appoints JOE T. MALUGEN and H. HARRISON PARRISH, and each of them, proxies of the undersigned, each with full power to act without the other and with the power of substitutions, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Ritz-Carlton, Buckhead, 3434 Peachtree Road, NE, Atlanta, Georgia 30326 on Thursday, June 9, 2005, at 10:00 a.m. (Eastern Time), and at any adjournments thereof, and to vote all shares of Common Stock of the Company standing in the name of the undersigned with all the powers the undersigned would possess if personally present, in accordance with the instructions on the reverse hereof, and in their discretion upon such other business as may properly come before the meeting.

        The undersigned hereby revokes any other proxy to vote at such Annual Meeting of Stockholders and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof. The undersigned also acknowledges receipt of the notice of Annual Meeting of Stockholders to be held June 9, 2005, the Proxy Statement and the Annual Report to Stockholders for the fiscal year ended January 2, 2005, furnished herewith.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE REVERSE HEREOF, AND WILL BE VOTED IN FAVOR OF ANY MATTERS AS TO WHICH NO INSTRUCTIONS ARE INDICATED. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

☒
Please mark votes as in this example.

1.	Election of Directors. Nominees standing for election: Malugen, Parrish, Snow, Jump and Lockwood
	☐ FOR	☐ WITHHOLD AUTHORITY	☐ For all nominees except as noted above
2.	Proposal to amend the Company's 2003 Stock Plan to reserve an additional 3,500,000 shares under the plan
	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Proposal to ratify the appointment of the Company's independent registered public accounting firm.
	☐ FOR	☐ AGAINST	☐ ABSTAIN
☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.
☐ MARK HERE IF YOU PLAN TO ATTEND THE MEETING.
Signature:

Signature:

Date:

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On Thursday, June 9, 2005
PROXY STATEMENT
INTRODUCTION
VOTING SECURITIES
PRINCIPAL STOCKHOLDERS
ELECTION OF DIRECTORS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
JOINT REPORT OF THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPANY PERFORMANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK OPTION GRANTS
EQUITY COMPENSATION PLAN INFORMATION
AMENDMENT TO THE 2003 STOCK PLAN
RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CODE OF ETHICS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SUBMISSION OF STOCKHOLDER PROPOSALS
DELIVERY OF THIS PROXY STATEMENT
OTHER MATTERS